UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC		29302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Senior Notes due 2018

On May 31, 2011, Exopack Holding Corp. (the “Company”) entered into an indenture governing the issuance of $235.0 million aggregate principal amount of 10% senior notes due 2018 (the “Senior Notes”) that were offered and sold in a private placement pursuant to Rule 144A and Regulation S. This summary is not a complete description of all of the terms of the Senior Notes and is qualified in its entirety by reference to the Indenture filed as Exhibit 4.1 hereto, which is incorporated by reference into this Item 1.01.

General

The Company issued the Senior Notes under an indenture entered into among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The initial aggregate principal amount of the Senior Notes issued is $235.0 million. The Senior Notes mature on June 1, 2018. Interest on the Senior Notes accrues at the rate of 10% per annum and is payable on a semi-annual basis on each June 1 and December 1, commencing December 1, 2011.

Guarantees and Ranking

The Company’s obligations under the Senior Notes are jointly and severally guaranteed on a senior basis by all of the Company’s domestic restricted subsidiaries. The Senior Notes and related guarantees are the Company’s and guarantors’ senior unsecured obligations and:

•	rank equally in right of payment with all senior indebtedness of the Company and the guarantors;

•	rank senior in right of payment to any existing and future subordinated indebtedness of the Company and the guarantors;

•

are effectively subordinated in right of payment to all secured indebtedness of the Company and the guarantors (including borrowings under the New Term Loan Facility and ABL Credit Agreement described below), to the extent of the value of the assets securing such indebtedness; and

•	are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries.

Optional Redemption

Before June 1, 2014, the Company may redeem the Senior Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a make-whole premium and accrued and unpaid interest, if any, to the date of redemption. In addition, at any time before June 1, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes with the net proceeds of certain equity offerings at a price equal to 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, provided at least 65% of the aggregate principal amount of the Senior Notes remains outstanding immediately after such redemption. The Company may also redeem the Senior Notes at any time, in part or in whole, on or after June 1, 2014 at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control and Asset Sales

Upon a change of control, the Company will be required to make an offer to purchase each holder’s Senior Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. If the Company sells assets, under certain circumstances, the Company will be required to make an offer to purchase the Senior Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Restrictive Covenants and Other Matters

The Senior Notes include covenants that, subject to important exceptions and qualifications, limit the Company’s ability and the ability of its subsidiaries to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	pay dividends or make other distributions or repurchase or redeem the Company’s stock or subordinated indebtedness;

•	make investments;

•	sell assets and issue capital stock of restricted subsidiaries;

•	incur liens;

•	enter into agreements restricting the ability of the Company’s subsidiaries to pay dividends;

•	enter into transactions with affiliates; and

•	consolidate, merge or sell all or substantially all of the Company’s assets.

The Senior Notes include customary events of default, including, among other things, payment defaults, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and actual or asserted failure of certain guarantees to be in full force and effect. If such an event of default occurs, the trustee or holders of the Senior Notes, as applicable, may be entitled to take various actions, which may include the acceleration of amounts due under the Senior Notes.

Exchange and Registration Rights Agreement

On May 31, 2011, in connection with the issuance of the Senior Notes, the Company entered into an exchange and registration rights agreement among the Company, the guarantors party thereto and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporation, as representatives of the initial purchasers of the Senior Notes, pursuant to which the Company and guarantors are obligated to effect an exchange offer for the Senior Notes for registered securities having substantially identical terms to the Senior Notes or, in the alternative, register the Senior Notes for resale under the Securities Act of 1933, as amended, subject to the terms and conditions therein specified.

The foregoing description is qualified in its entirety by reference to the Exchange and Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 hereto and is incorporated by reference into this Item 1.01.

New Term Loan Facility

On May 31, 2011, the Company, its parent company and certain of the Company’s subsidiaries entered into a new $350.0 million senior secured term loan B facility (the “New Term Loan Facility”). The New Term Loan Facility also provides for an uncommitted incremental term loan facility of up to $75.0 million that will be available subject to certain conditions. In general, in the absence of an event of default, the New Term Loan Facility matures on May 31, 2017.

The Company is required to repay installments on the New Term Loan Facility in quarterly principal amounts of $875,000 beginning on September 30, 2011, with any remaining outstanding amounts payable at maturity in 2017. Borrowings under the New Term Loan Facility accrue interest at (i) for base rate loans, a rate per annum equal to the highest of (a) the federal funds rate in effect on such date plus 0.5% per annum, (b) the variable annual rate of interest then announced by Bank of America as its “prime rate,” and (c) the Eurodollar Rate (as defined in the New Term Loan Facility) plus 1.00%, plus, in each case, an applicable margin of 4.0% to 5.0% as set forth in the New Term Loan Facility; and (ii) for Eurodollar Rate Loans (as defined in the New Term Loan Facility) for any interest period, the rate per annum equal to the British Bankers Association LIBOR Rate published by Reuters two business days before such interest period for dollar deposits with a term equivalent to such interest period, subject to a minimum interest rate and a substitute rate in certain circumstances, plus an applicable margin set forth in the New Term Loan Facility.

The New Term Loan Facility is collateralized by (i) a first priority lien on substantially all of the Company’s assets, other than the first priority lien collateral securing indebtedness under the ABL Credit Agreement described below and assets of the Company’s foreign subsidiaries, and (ii) a second priority lien on the first priority lien collateral securing indebtedness under the ABL Credit Agreement. In addition, obligations under the New Term Loan Facility are secured by a first priority lien on the Company’s equity interests in its domestic subsidiaries and a portion of the Company’s equity interests in its foreign subsidiaries. All obligations under the New Term Loan Facility are fully and unconditionally guaranteed by, subject to certain exceptions, each of the Company’s existing and future domestic subsidiaries.

After the first anniversary of the closing date of the New Term Loan Facility, the Company will be permitted to prepay outstanding borrowings thereunder without premium or penalty, and prior to such date, in an amount equal to 101% of the principal amounts prepaid. The Company is required to prepay borrowings under the New Term Loan Facility with a portion of its excess cash flow, the proceeds of certain indebtedness, and, subject to certain re-investment rights, the proceeds of certain asset sales or other dispositions of property by the Company and its subsidiaries, including insurance and condemnation proceeds.

The New Term Loan Facility contains customary events of default, including, but not limited to, for failure to make payments under the New Term Loan Facility, materially incorrect representations, breaches of covenants (subject to a 30-day grace period after notice in the case of certain covenants), cross-default to other material indebtedness, material unstayed judgments, certain ERISA, bankruptcy and insolvency events, failure of guarantees or security to remain in full force and effect, and changes of control.

The foregoing description of the New Term Loan Facility is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the New Term Loan Facility, a copy which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ABL Credit Agreement

On May 31, 2011, the Company, its parent company and certain of its subsidiaries entered into a Third Amended and Restated Credit Agreement (the “ABL Credit Agreement”) with a syndicate of financial institutions, which amends and restates the Company’s Second Amended and Restated Credit Agreement dated as of July 2, 2010. The ABL Credit Agreement provides for a secured revolving credit facility in an amount of up to $75.0 million, which includes a Canadian dollar sub-facility available to the Company’s Canadian subsidiaries for up to $15.0 million (or the Canadian dollar equivalent). Availability under the ABL Credit Agreement is subject to borrowing base limitations described in the ABL Credit Agreement for both the U.S. and the Canadian subsidiaries. In general, in the absence of an event of default, the ABL Credit Agreement matures on May 31, 2016.

Under the ABL Credit Agreement, in general, interest accrues on amounts outstanding under the U.S facility at a variable annual rate equal to the U.S. Index Rate (as defined therein) plus 1.25% to 2.0%, depending on the Company’s utilization of the ABL Credit Agreement, or at the Company’s election, at an annual rate equal to the LIBOR Rate (as defined therein) plus 2.25% to 3.0%, depending upon utilization. In general, interest accrues on amounts outstanding under the Canadian sub-facility at a variable rate equal to the Canadian Index Rate (as defined therein) plus 1.25% to 2.0%, depending upon utilization, or at the Company’s election, at an annual rate equal to the BA Rate (as defined therein) plus 2.25% to 3.0%, depending upon utilization.

The ABL Credit Agreement contains certain customary affirmative and negative covenants that restrict the Company’s and its subsidiaries’ ability to, among other things, incur additional indebtedness, grant liens, engage in mergers, acquisitions and asset sales, declare dividends and distributions, redeem or repurchase equity interests, incur contingent obligations, prepay certain subordinated indebtedness, make loans, certain payments and investments and enter into transactions with affiliates.

Under the ABL Credit Agreement, the Company is obligated to pay customary closing fees, letter of credit fees and unused line fees for a credit facility of this size and type.

The foregoing description of the ABL Credit Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, a copy which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the captions “Senior Notes due 2018,” “New Term Loan Facility” and “ABL Credit Agreement” is incorporated by reference into this Item 2.03.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 31, 2011, the Company issued a notice of redemption to holders of its outstanding $28.5 million aggregate principal amount of 11 1/4% Senior Notes due 2014 (the “2014 Notes”). The 2014 Notes were issued and the redemption will be effected pursuant to the provisions of the indenture, dated as of January 31, 2006, among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The 2014 Notes will be redeemed at a redemption price of 102.813% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption. The redemption date will be June 30, 2011. The redemption will be financed from proceeds of the offering of the Senior Notes due 2018 and borrowings under the New Term Loan Facility described above in Item 1.01 under the captions “Senior Notes due 2018” and “New Term Loan Facility.”

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beginning on June 3, 2011, CPG Finance, Inc. (“CPG”), the indirect parent of the Company, entered into bonus agreements (the “Bonus Agreements”) with the employees of the Company who hold options to purchase shares of CPG’s common stock. The Bonus Agreements provide for the payment to each employee holding options of the amount the holder would have received had his or her options been exercised in full immediately prior to the recent payment by CPG of a dividend to its stockholders. Following entry into the Bonus Agreements, CPG made cash payments to employees holding vested in-the-money options. Additional payments will be made as the options vest and upon certain events of termination of the applicable employee’s employment or the occurrence of certain change of control events.

Under the Bonus Agreements, the principal financial officer and named executive officers of the Company became entitled to the following payments:

Executive	Cash Payment Following Entry into Bonus Agreement	Cash Payments upon Vesting of Options	Payment upon Termination or Change of Control
Jack E. Knott	$2,340,000	$0	$2,160,000
Eric Lynch	$0	$0	$172,500
Tom Vale	$30,000	$47,150	$1,047,850
Jeffrey S. Ross	$65,200	$20,890	$438,910
Robert H. Arvanites	$316,000	$1,000	$358,000
Gene Welsh	$0	$38,010	$486,990

The foregoing description of the Bonus Agreements is only a summary and does not purport to be complete and is qualified in its entirety by reference to the form of Bonus Agreement attached hereto as Exhibit 10.3, which is incorporated herein by reference.

Item 8.01. Other Events.

In two separate press releases issued on May 31, 2011, the Company announced the completion of its recapitalization transactions and the redemption of all of the Company’s outstanding 11 1/4% Senior Notes due 2014. Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of May 31, 2011, by and among Exopack Holding Corp., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

4.2	Exchange and Registration Rights Agreement, dated as of May 31, 2011, by and among Exopack Holding Corp., the guarantors party thereto and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporation, as representatives.

10.1	Credit Agreement, dated as of May 31, 2011, by and among Exopack, LLC and Cello-Foil Products, Inc. as Borrowers, Exopack Key Holdings, LLC, Exopack Holding Corp. and certain subsidiaries of Exopack Key Holdings, LLC, as Guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners, LLC, as Joint Lead Arrangers.

10.2	Third Amended and Restated Credit Agreement, dated as of January 31, 2006, as Amended and Restated as of October 31, 2007, as further Amended and Restated as of July 2, 2010, as further Amended and Restated as of May 31, 2011, by and among Exopack, LLC, Cello-Foil Products, Inc., Exopack Performance Films Inc., and Exopack-Newmarket, Ltd. as Borrowers, and the other persons party thereto that are designated as Credit Parties and General Electric Capital Corporation, as US Agent, US L/C Issuer and US Lender, and GE Canada Finance Holding Company, as Canadian Agent, Canadian L/C Issuer and Canadian Lender, and the other financial institutions party thereto, as Lenders.

10.3	Form of Bonus Agreement.

99.1	Press Release issued by Exopack Holding Corp. on May 31, 2011.

99.2	Press Release issued by Exopack Holding Corp. on May 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: June 6, 2011	By:	/s/ JACK KNOTT
	Name:	Jack Knott
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of May 31, 2011, by and among Exopack Holding Corp., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

4.2	Exchange and Registration Rights Agreement, dated as of May 31, 2011, by and among Exopack Holding Corp., the guarantors party thereto and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporation, as representatives.

10.1	Credit Agreement, dated as of May 31, 2011, by and among Exopack, LLC and Cello-Foil Products, Inc. as Borrowers, Exopack Key Holdings, LLC, Exopack Holding Corp. and certain subsidiaries of Exopack Key Holdings, LLC, as Guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners, LLC, as Joint Lead Arrangers.

10.2	Third Amended and Restated Credit Agreement, dated as of January 31, 2006, as Amended and Restated as of October 31, 2007, as further Amended and Restated as of July 2, 2010, as further Amended and Restated as of May 31, 2011, by and among Exopack, LLC, Cello-Foil Products, Inc., Exopack Performance Films Inc., and Exopack-Newmarket, Ltd. as Borrowers, and the other persons party thereto that are designated as Credit Parties and General Electric Capital Corporation, as US Agent, US L/C Issuer and US Lender, and GE Canada Finance Holding Company, as Canadian Agent, Canadian L/C Issuer and Canadian Lender, and the other financial institutions party thereto, as Lenders.

10.3	Form of Bonus Agreement.

99.1	Press Release issued by Exopack Holding Corp. on May 31, 2011.

99.2	Press Release issued by Exopack Holding Corp. on May 31, 2011.